UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2015

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On February 23, 2015, Magnetek, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Fundamental Global Partners, LP, Fundamental Global Partners Master Fund, LP, Fundamental Global Partners GP, LLC, FG Partners GP, LLC, Fundamental Global Investors, LLC, D. Kyle Cerminara, Lewis M. Johnson and Joseph H. Moglia (collectively, the “Investor Group”).
The Agreement required the Company to request that the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors of the Company (the “Board”) recommend to the Board that D. Kyle Cerminara (the “Nominee”) be included on the slate of nominees that the Board will recommend for election in the proxy materials related to the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”). If the Nominating Committee made such a recommendation, then the Agreement required the Company to request the Board approve the recommendation, and if the Board approved the recommendation, then the Agreement requires the Company to include the Nominee in its proxy materials for the 2015 Annual Meeting. The Agreement did not require either the Nominating Committee to recommend the Nominee or the Board to approve the Nominating Committee’s recommendation. On February 26, 2015, the Nominating Committee recommended the Nominee for inclusion in the slate of Board-recommended nominees, and the Board approved the recommendation. The Nominee has confirmed that he accepts the nomination and agrees to stand for election at the 2015 Annual Meeting. Accordingly, the Company intends to include the Nominee in its proxy materials for the 2015 Annual Meeting. Remaining provisions in the Agreement are conditioned on the Nominee being elected to the Board at the 2015 Annual Meeting.
If the Nominee is elected to the Board at the 2015 Annual Meeting, then the Investor Group has agreed that, at the 2015 Annual Meeting and all subsequent annual or special meetings of stockholders of the Company until the Agreement terminates (as described below), the Investor Group will not submit any nominations for election to the Board; will not submit any stockholder proposals; will cause all of its voting securities to be present for quorum purposes; will vote in favor of the Board’s recommended slate of director nominees; and subject to the fiduciary duties of the Nominee and each member of the Investor Group to the investors in the Investor Group’s funds, will vote in accordance with the Board’s recommendation regarding all other matters subject to a vote of the Company’s stockholders.
Additionally, if the Nominee is elected to the Board at the 2015 Annual Meeting, then the Investor Group has agreed to certain standstill provisions that will remain in force until the Agreement terminates (as described below), including that the Investor Group will not do any of the following: (a) make, participate in or encourage any solicitation of proxies or consents; (b) initiate, propose or otherwise solicit stockholders for the approval of any stockholder proposal; (c) seek or request the call of a special meeting of stockholders or request a list of the Company’s stockholders or other Company records; (d) seek election to the Board or nominate candidates for election to the Board, except with respect to the Nominee as described above, or seek the removal of any member of the Board or a change in the composition or size of the Board; (e) form or join a partnership, syndicate or other group with respect to any of the Company’s outstanding voting securities, deposit any such voting securities into a voting trust or subject any such voting securities to any voting agreement or take any other action that would limit or otherwise restrict the ability of the Investor Group to vote or cause to be voted such voting securities of the Investor Group held from time to time in accordance with the Agreement; (f) communicate with the Company’s stockholders or participate in any stockholder access proposal; (g) acquire any of the Company’s outstanding voting securities if, as a result of such acquisition, the members of the Investor Group would beneficially own in the aggregate in excess of 14.5% of the then-outstanding voting securities, except at the request of the Board; (h) seek, propose or assist any third party in seeking a merger, business combination, tender offer, sale or purchase of assets or a variety of similar transactions involving the Company, except at the request of the Board; (i) enter into any arrangements to advise or assist any other person with any of the foregoing, except at the request of the Board; (j) communicate publicly regarding any plan or proposal with respect to the Board, the Company, its management or any of its securities or assets in a way that is inconsistent with the Agreement; or (k) challenge the validity or enforceability of the standstill provisions or request that the Company or Board amend or waive any standstill provision in such a way that would be reasonably likely to require the Company to disclose the request publicly.

There is a general exception that none of the standstill restrictions apply to actions the Nominee may take in his capacity as a director of the Company in support of transactions and initiatives approved or undertaken by the Board.
The Agreement also provides that, while the Nominee is serving as a member of the Board, the Nominee will receive the same compensation, reimbursements and other benefits as other non-management members of the Board and will have the benefit of the same D&O insurance coverage, indemnification and expense advancement provisions, indemnity agreements and any other similar agreements that at any time exist or are entered into in favor of any other non-management director of the Company in his or her capacity as such. The Nominee must generally comply with all Company policies and procedures that apply to non-management members of the Board. Further, at all times while serving as a member of the Board, the Nominee must meet all director independence standards of the NASDAQ Global Market applicable to non-management members of the Board and members of the Board’s Compensation Committee or its Nominating and Corporate Governance Committee as in effect on the date of the Agreement and must not be in breach of Section 8 of the Clayton Act (15 U.S.C. § 19) (the “Conditions”).
Provided the Nominee is elected to the Board at the 2015 Annual Meeting, the Agreement will terminate on the later of (x) the date that is ten days prior to the expiration of the advance notice period related to nominations of directors for the Company’s 2016 annual meeting of stockholders, and (y) the date on which the Nominee is no longer serving on the Board. As a condition of the Nominee’s nomination for election to the Board, the Nominee must agree, in writing, to resign from the Board within five business days if any member of the Investor Group breaches the Agreement or if the Nominee ceases to satisfy any of the Conditions.
The Agreement requires the Investor Group and its representatives to keep non-public information regarding the Company and its business, operations, strategies and objectives confidential, except in connection with the Agreement or to the extent disclosure is required by law. All persons within the Investor Group must also comply with the Company’s insider trading policy applicable to non-management members of the Board, a copy of which is attached to the Agreement as Exhibit A.
The foregoing summary of the Agreement is subject to the full text of the Agreement, which the Company will file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNETEK, INC.

Dated: February 27, 2015	By:	/s/ Scott S. Cramer
Scott S. Cramer
Vice President, General Counsel and Corporate Secretary